UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2006

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information included in this filing is consistent with information SCANA Corporation (SCANA) expects to include in its 2006 Proxy Statement to be filed with the Securities and Exchange Commission on or about March 17, 2006.

On February 16, 2006, the Board of Directors of SCANA approved the payout of performance bonuses under SCANA’s 2005 Annual Incentive Plan (the “2005 Annual Plan”) and Long-Term Equity Compensation Plan (the “Long-Term Plan”) for 2003-2005. The determination of payouts under the 2005 Annual Plan is consistent with the determination of payouts under previous years’ Annual Incentive Plans, the basic form of which plans was originally approved by the Board of Directors in 1987. The Long-Term Plan was originally approved by the shareholders of SCANA in 2000 and again in 2005. Cash payments were approved for all participants, which include the following executive officers of SCANA:

		Long-Term Plan (2003-2005)
Name and Principal Position	2005 Annual Plan Actual	Performance Share Award - TSR (60%) Actual	Performance Unit Award - EPS Growth (40%) Actual

W. B. Timmerman	$1,278,443	$781,338	$728,366
Chairman, President and
Chief Executive Officer- SCANA

N. O. Lorick	$487,500	$277,339	$258,536
President and Chief Operating
Officer-SCE&G

K. B. Marsh	$487,500	$277,339	$258,536
Senior Vice President and Chief
Financial Officer-SCANA

G. J. Bullwinkel	$318,750	$221,933	$206,887
President and Chief Operating
Officer - SCANA Energy
Marketing, Inc.

S. A. Byrne	$300,300	$153,250	$142,849
Senior Vice President-
Generation, Nuclear and Fossil
Hydro-SCE&G

Also on February 16, 2006, the Board of Directors of SCANA approved criteria for performance bonuses under SCANA’s 2006 Annual Incentive Plan (the “2006 Annual Plan”) and Long-Term Plan for 2006-2008 (collectively, the “Plans”). These criteria are applicable to all participants in the Plans, which include executive officers of SCANA. The Board of Directors also approved February 2006 - January 2007 annual base salary amounts and Plan target awards for these executive officers.

Base Salary

Annual base salaries for the executives are unchanged from 2005-2006 levels.

Name	2/2006-1/2007 Base Salary

W. B. Timmerman	$1,002,700
N. O. Lorick	$500,000
K. B. Marsh	$500,000
G. J. Bullwinkel	$425,000
S. A. Byrne	$400,400

2006 Annual Plan

Performance criteria for the 2006 Annual Plan place emphasis on achieving profitability targets and on meeting annual business objectives relating to such matters as efficiency, quality of service, customer satisfaction and progress toward SCANA’s strategic objectives. The 2006 Annual Plan allows for an adjustment of an award based upon an evaluation of individual performance. Each award may be increased or decreased by no more than 20% based on the individual performance evaluation, but in no case may an award exceed the maximum payout of 1.5 times target.

Name	2006 Annual Plan Awards
	Threshold	Target	Maximum

W. B. Timmerman	$426,148	$852,295	$1,278,443
N. O. Lorick	$162,500	$325,000	$487,500
K. B. Marsh	$162,500	$325,000	$487,500
G. J. Bullwinkel	$127,500	$255,000	$382,500
S. A. Byrne	$120,120	$240,240	$360,360

Long-Term Plan (2006-2008)

Target awards under the Long-Term Plan (2006-2008) consisted of two types of performance shares.

Performance Share Awards - TSR (60%)
Sixty percent of target performance share awards are based upon a comparison of SCANA’s total shareholder return (“TSR”) performance against a peer group for the three-year plan performance cycle. Payouts vary according to SCANA’s ranking against the peer group. No payout is earned if SCANA’s relative TSR places it below the 33rd percentile of the peer group. Executives earn threshold payouts (50% of target award) if SCANA ranks at the 33rd percentile in relation to the peer group’s three-year performance. Target payouts (100% of target award) occur if SCANA ranks at the 50th percentile in relation to the peer group’s three-year performance. Maximum payouts (150% of target award) result if SCANA’s performance ranks at or above the 75th percentile in relation to the peer group’s three-year performance.

Performance Share Awards - EPS Growth (40%)
Forty percent of target performance share awards are based upon SCANA’s three-year growth in earnings per share (“EPS”) from ongoing operations. Payouts vary according to goal achievement. No payout is earned if EPS growth is less than the minimum of the pre-established growth range. Executives earn threshold payouts (50% of target award) upon achievement of the pre-established minimum three-year EPS growth. Target payouts (100% of target award) occur if SCANA achieves targeted three-year EPS growth. Maximum payouts (150% of target award) result if SCANA’s performance is at or above the pre-established maximum three-year EPS growth.

Payments of both types of awards are calculated using a sliding scale for performance between threshold and target and target and maximum levels. Awards are designated as hypothetical shares of SCANA common stock and may be paid in stock or cash or a combination of stock and cash at SCANA’s discretion.

Long-Term Plan (2006-2008)
Name		Number of Shares, Units or Other Rights	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold	Target	Maximum

W. B. Timmerman	A	42,053	21,027	42,053	63,080
	B	28,035	14,018	28,035	42,053

N. O. Lorick	A	14,155	7,078	14,155	21,233
	B	9,436	4,718	9,436	14,154

K. B. Marsh	A	14,155	7,078	14,155	21,233
	B	9,436	4,718	9,436	14,154

G. J. Bullwinkel	A	9,803	4,902	9,803	14,705
	B	6,536	3,268	6,536	9,804

S. A. Byrne	A	9,236	4,618	9,236	13,854
	B	6,157	3,079	6,157	9,236

A Performance Share Awards - TSR (60%)
B Performance Share Awards - EPS Growth (40%)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

February 23, 2006	By:	/s/ James E. Swan, IV
James E. Swan, IV
Controller